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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
JULY 2, 2002

  TEXAS REGIONAL BANCSHARES, INC. ANNOUNCES LETTER OF INTENT TO ACQUIRE SAN
                              JUAN BANCSHARES, INC.

      MCALLEN, TEXAS--Texas Regional Bancshares, Inc. ("Texas Regional") (NASDAQ: TRBS) today announced the execution of a letter of intent for Texas Regional to acquire through merger San Juan Bancshares, Inc. ("San Juan"). San Juan is the privately held bank holding company for Texas Country Bank, located at 235 West 5th Street, San Juan, Texas with one additional banking location in Progreso, Texas. As of March 31, 2002, San Juan had total assets of $51.0 million, loans of $22.7 million, deposits of $46.0 million and shareholders' equity of $4.4 million.

      The letter of intent calls for the exchange of 150,012 shares of Texas Regional for all of the outstanding shares of San Juan in a transaction to be accounted for under the purchase method of accounting. The proposed merger is subject to execution of a definitive agreement on terms acceptable to each of Texas Regional and San Juan, and customary closing conditions, including receipt of all requisite regulatory approvals and the approval of San Juan shareholders. The transaction, which is expected to close early during the fourth quarter of 2002, would add full-service banking locations in the communities of San Juan and Progreso to the locations presently served by Texas Regional in other areas of the Rio Grande Valley.

      Glen E. Roney, Chairman of Texas Regional, stated, "We are pleased about the prospect of including the customers, employees and shareholders of San Juan in the Texas Regional family. Customers of Texas Country Bank will benefit from greater convenience, a broader array of products and services and new technologies while experiencing a seamless transition."

      Texas Regional is a McAllen-based bank holding company whose stock trades on The Nasdaq Stock Market(R) under the symbol TRBS. Texas State Bank, its wholly owned subsidiary, conducts a commercial banking business through 27 full-service banking offices, including 26 in the Rio Grande Valley of Texas and 1 in metropolitan Houston.

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                              TRANSACTION RATIONALE

o Expansion opportunity into new municipalities in Texas Regional's primary market in the Rio Grande Valley of south Texas.

o    Offers a wider range of services to customers of Texas Country Bank.

o    Attractive core deposit franchise.

o    Financially attractive.

o Capitalizes on proven merger integration skills. Texas Regional has provided smooth transitions for customers while delivering strong asset and revenue growth from previously merged franchises.

                 ADDITIONAL INFORMATION AND WHERE TO FIND IT

      Texas Regional intends to file with the Securities Exchange Commission (the "SEC") a registration statement on Form S-4 in connection with the transaction, and Texas Regional and San Juan intend to mail a proxy statement/prospectus to the San Juan stockholders in connection with the transaction. Investors and security holders of Texas Regional and San Juan are urged to read the proxy statement/prospectus when it becomes available because it will contain important information about Texas Regional, San Juan and the transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when it is available) at the SEC's web site at (HTTP://WWW.SEC.GOV). A free copy of the proxy statement/prospectus may also be obtained (when it is available) from Texas Regional or San Juan. Texas Regional and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of San Juan in favor of the transaction. Information regarding the interests of Texas Regional's officers and directors, and the interests of San Juan's officers and directors, in the transaction will be included in the proxy statement/prospectus. In addition to the registration statement on Form S-4 to be filed by Texas Regional in connection with the transaction, and the proxy statement/prospectus to be mailed to the stockholders of San Juan in connection with the transaction, Texas Regional files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements and other information at the SEC's public reference rooms located at 450 5th Street, N.W.,


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Washington, D.C. 20549, or any of the SEC's other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. The reports, statements and other information filed by Texas Regional with the SEC are also available for free at the SEC's web site (HTTP://WWW.SEC.GOV). A free copy of these reports, statements and other information may also be obtained from Texas Regional.

      Information concerning Texas Regional's products and services and additional financial, statistical and business-related information are available on Texas Regional's website at
HTTP://WWW.TEXASSTATEBANK.COM/TRBS/FINANCIALS.HTML. This release and other information available on Texas Regional's website can also be obtained by calling R. T. Pigott, Jr., Chief Financial Officer, at (956) 631-5400.

      This document and information on Texas Regional's website may contain forward-looking information (including information related to plans, projections or future performance of Texas Regional and its subsidiaries and planned market opportunities, employment opportunities and synergies from the merger with San
Juan), the occurrence of which involve certain risks, uncertainties, assumptions and other factors which could materially affect future results. If any of these risks or uncertainties materialize or any of these assumptions prove incorrect, Texas Regional's results could differ materially from Texas Regional's expectations in these statements. Texas Regional assumes no obligation and does not intend to update these forward-looking statements. For further information please see Texas Regional's reports filed with the SEC pursuant to the Securities Exchange Act of 1934, which are available at the SEC's website (HTTP://WWW.SEC.GOV).

CONTACT: GLEN E. RONEY, CHIEF EXECUTIVE OFFICER, OR R. T. PIGOTT, JR., CHIEF FINANCIAL OFFICER, (956) 631-5400, BOTH OF TEXAS REGIONAL.